EXHIBIT 21
SUBSIDIARIES OF CHEMED CORPORATION
     The following is a list of subsidiaries of the Company as of December 31, 2006: Other subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name. The percentage given for each company represents the percentage of voting securities of such company owned by the Company or, where indicated, subsidiaries of the Company as of December 31, 2006.
     All of the majority owned companies listed below are included in the consolidated financial statements as of December 31, 2006.
Comfort Care Holdings Co. (Nevada, 100%)
Complete Plumbing Services, Inc. (New York, 49% by Roto-Rooter Services Company; included within the consolidated financial statements as a consolidated subsidiary)
Consolidated HVAC, Inc. (Ohio, 100% by Roto-Rooter Services Company)
Jet Resource, Inc. (Delaware, 100%)
Nurotoco of Massachusetts, Inc. (Massachusetts, 100% by Roto-Rooter Services Company)
Nurotoco of New Jersey, Inc. (Delaware, 80% by Roto-Rooter Services Company)
Roto-Rooter Canada, Ltd. (British Columbia, 100% by Roto-Rooter Services Company)
Roto-Rooter Corporation (Iowa, 100% by Roto-Rooter Group, Inc.)
Roto-Rooter Development Company (Delaware, 100% by Roto-Rooter Corporation)
Roto-Rooter Group, Inc. (Delaware, 100%)
Roto-Rooter Services Company (Iowa, 100% by Roto-Rooter Group, Inc.)
RR Plumbing Services Corporation (New York, 49% by Roto-Rooter Group, Inc.; included within the consolidated financial statements as a consolidated subsidiary)
R.R. UK, Inc. (Delaware, 100% by Roto-Rooter Group, Inc.)
VITAS Care Solutions, Inc. (Delaware, 100% by VITAS Healthcare Corporation)
VITAS Healthcare Corporation (Delaware, 100% by Comfort Care Holdings Co.)
VITAS Hospice Services, L.L.C. (Delaware, 100% by VITAS Healthcare Corporation)
VITAS Healthcare Corporation of Arizona (Delaware, 100%by Vitas Hospice Services, L.L.C.)
VITAS Healthcare Corporation of California (Delaware, 100% by VITAS Hospice Services, L.L.C.)
VITAS Healthcare Corporation of Illinois (Delaware, 100% by VITAS Hospice Services, L.L.C.)
VITAS Healthcare Corporation of Central Florida (Delaware, 100% by VITAS Hospice Services, L.L.C.)
VITAS Healthcare Corporation of Florida (Florida, 100% by VITAS Hospice Services, L.L.C.)
VITAS Healthcare Corporation of Ohio (Delaware, 100% by VITAS Hospice Services, L.L.C.)

VITAS Healthcare Corporation Atlantic (Delaware, 100% by VITAS Hospice Services, L.L.C.)
VITAS Healthcare of Texas, L.P. (Texas, 99% by VITAS Holdings Corporation, the limited partner, 1% by VITAS Hospice Services, L.L.C., the general partner)
VITAS Healthcare Corporation Midwest (Delaware, 100% by VITAS Hospice Services, L.L.C.)
VITAS Healthcare Corporation of Georgia (Delaware, 100% by VITAS Hospice Services, L.L.C.)
VITAS HME Solutions, Inc. (Delaware, 100% by VITAS Hospice Services, L.L.C.)
VITAS of North Florida, Inc. (Florida, 100% by VITAS Hospice Services, L.L.C.)
Hospice Care Incorporated (Delaware, 100% by VITAS Hospice Services, L.L.C.)
VITAS Holdings Corporation (Delaware, 100% by VITAS Hospice Services, L.L.C.)